AMENDMENT NUMBER 1

                                       TO

                                LICENSE AGREEMENT

                                     BETWEEN

                         VERDISYS, INC. AND CARL LANDERS


     This AMENDMENT NUMBER 1 TO LICENSE AGREEMENT ("Amendment") is entered into between Verdisys, Inc., a California corporation, with its principal place of business at 10600 N. DeAnza Boulevard, Suite 250, Cupertino, California 95014 ("Licensee") and Carl Landers, an individual with his principal place of business at 141 South Union Street, Madisonville, Kentucky 42431 ("Landers") as of September 4, 2003 and amends and supplements the terms of that certain License Agreement between the parties dated April 24, 2003 (the "Agreement").

     NOW THEREFORE, in consideration of the mutual covenants and promises set forth in this Addendum and for other good and valuable consideration, the receipt of which both parties acknowledge, Licensee and Landers amend and supplement the Agreement as follows:

     1. The following amendment shall be made to Section 3 of the Agreement with the intention of removing the 10% license fee on revenues derived from the use of the Landers Technology and replacing it with an immediate delivery of shares of common stock of Licensee and a flat fee of $500.00 per well drilled using the Landers Technology:

          (a) The introductory paragraph to Section 3 shall be modified in its entirety to read as follows:

          3. License Fee. License fee shall be $2,750,000.00, plus 500,000 shares of the restricted common stock of Licensee, plus $500.00 per well drilled in which the Landers Horizontal Technology is utilized in any form by Licensee or any sub-licensee of Licensee.

          (b) The last sentence of Section 3.A shall be modified in its entirety to read as follows:

          3.A. ......Additionally,  Licensee  will pay to Landers as its License
          Fees, $500.00 per well drilled in which the Landers Horizontal Technology is utilized in the Licensee's Area.

          In addition, in consideration of the restructured license fee, Landers shall be nominated for appointment to a position on the Board of Directors of Licensee for the upcoming term of the Board and in any subsequent year in which this Agreement is in effect, all as subject to the requisite approval of the shareholders of Licensee, as otherwise required pursuant to the then-in-effect Bylaws and Articles of Incorporation of the Licensee and the California Corporation Code.



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     2.   Section 6 of the Agreement shall be modified to read as follows:

          6. Term. This Agreement shall become effective upon execution by both parties of this Agreement and shall continue until the expiration of the patent(s) on the technology licensed by Landers to Licensee hereunder, all as subject to earlier termination as otherwise expressly provided herein.

     3. Section 7.B of the Agreement shall be deleted in its entirety, with the intention of negating either party's ability to terminate the Agreement without cause upon sixty (60) days advance written notice:

          7.B This Agreement shall terminate upon the expiration of the patent(s) on the technology licensed by Landers to Licensee hereunder.

     4. Landers hereto acknowledge that subsequent to the entry of the parties hereto into the Agreement, Licensee merged (the "Merger") with and into a California corporation formerly known as Reconstruction Data Group, Inc. ("RDGI"), which upon consummation of the Merger, was the surviving entity of such Merger and which thereupon changed its name to Verdisys, Inc. Landers acknowledges that pursuant to the terms of the Merger, the rights granted Licensee under the Agreement now reside with RDGI and further, that the effect of the Merger works no violation or breach upon the terms and conditions of the Agreement and that such Agreement remains in full force and effect.

     5. Capitalized terms not otherwise defined in this Amendment will have the meaning set forth in the Agreement.

     6. Except as supplemented and amended in this Amendment, the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, Landers and Licensee have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.


"Licensee"                                  "Landers"

VERDISYS, INC.



By:
    -------------------------------         -------------------------------
    Dan Williams, CEO                       Carl Landers








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